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                               GUARANTY AGREEMENT
                               ------------------

                  Guaranty Agreement dated November 12, 1999 (this "Guaranty"), from PICK Communications Corp., with offices at 155 Route 46 West, Wayne, New Jersey 07470 ("PICK" or the "Guarantor"), to IDT Corporation, with offices at 190 Main Street, Hackensack, New Jersey 07601 ("IDT").

                               W I T N E S S E T H
                               - - - - - - - - - -

                  WHEREAS, PICKNET, INC. ("PICKNET") is currently indebted to IDT in the amount of $2,350,000 consisting of (a) $2,000,000 in Promissory Notes dated February 12, 1998, April 8, 1998 and May 21, 1998, (b) accrued interest on such Promissory Notes from their dates through the date hereof in the amount of $150,000, and (c) outstanding receivables owed to IDT by PICKNET through the date hereof in the amount of $200,000 (the "Indebtedness"); and

                  WHEREAS, such Indebtedness has been restructured pursuant to the terms of an Agreement dated the date hereof (the "Agreement"), among PICK, PICKNET and IDT and a Note dated the date hereof from PICKNET to IDT (the "Note") in the principal amount of $2,350,000;

                  WHEREAS, PICK has agreed to guarantee such Indebtedness pursuant to this Guaranty;

                  NOW THEREFORE, in consideration of the foregoing and the terms and conditions appearing in this Guaranty, the parties hereto agree as follows:

1.       Guarantee.

          The Guarantor unconditionally and irrevocably guarantees as primary obligor and not merely as surety the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of PICKNET arising under the Note and the Agreement, including all extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest



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(including without limitation interest on any overdue principal, premium and interest at the rate specified in the Note) fees, expenses or otherwise. The Guarantor also agrees to pay, in addition to the amount stated above, all reasonable expenses (including reasonable counsel fees and expenses) incurred by IDT in enforcing any rights under this Guaranty or in connection with any amendment of this Agreement.

2.       Method of Payment.

         All payments to be paid by PICK to IDT pursuant to this Guaranty shall be paid by wire transfer in immediately available funds to IDT as follows (or in such other manner as IDT shall advise PICK):

         First Union Bank
         239 Main Street
         Hackensack, New Jersey 07601
         ABA Routing No. 031201467
         Swift Code FUNB US33INT
         A/C #2079950015213
         A/C Name "IDT Corporation"

3.       Default.

         Each of the following shall constitute an Event of Default:

                  (a) The Guarantor shall fail to pay any portion of the amounts described in Section 1 hereof or under the Note.

                  (b) There shall be, with respect to indebtedness of PICK having an outstanding principal amount of $2.0 million or more in the aggregate, whether such indebtedness now exists or shall hereafter be created, (x) an event of default that has caused the holder or holders thereof (or their representative) (I) to declare such indebtedness to be due and payable prior to its scheduled maturity and/or (II) to commence judicial proceedings to foreclose upon, or to exercise remedies

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under applicable law or applicable security documents to take ownership of, the property or assets securing such indebtedness and/or (y) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made or waived within 45 days of such default.

                  (c) PICK pursuant to or under or within the meaning of any Bankruptcy law of any U.S. or foreign jurisdiction:

                    (i) admits in writing its inability to pay its debts generally as they become due;

                    (ii) commences a voluntary case or proceeding;

                   (iii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

                    (iv) consents or acquiesces in the institution of a
                         bankruptcy or insolvency proceeding against it;

                    (v) consents to the appointment of a custodian of it or for all or substantially all of its property;

                    (vi) makes a general assignment for the benefit of its
                         creditors, or any of them takes any action to authorize or effect any of the foregoing, or takes any other similar action under foreign laws relating to insolvency; or

                   (vii) is placed into involuntary Bankruptcy proceedings by a creditor or creditors.

                  (d) a court of competent jurisdiction enters an order or decree under any

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                           Bankruptcy law that:

                    (i) is for relief against PICK in an involuntary case or proceeding;

                    (ii) appoints a custodian of PICK for all or substantially all of their properties taken as a whole; or

                   (iii) orders the liquidation of PICK or any similar release is granted under foreign laws relating to insolvency, and in each case, the order or decree remains unstayed and in effect for 60 days.

         If any Event of Default shall occur, IDT may declare all amounts due hereunder to be due and payable by notice in writing to PICK specifying the Event of Default and the same shall become immediately due and payable.

4.       Governing Law.

         This Guaranty shall be deemed to have been made under and shall be governed by the laws of the State of New York in all respects and including matters of construction, validity and performance, but otherwise excluding the laws of New York regarding conflicts of law.

5.       Notices.

         All notices to PICK or to IDT shall be given in writing by first class registered United States mail, or by a recognized overnight carrier service, postage prepaid, and sent to their respective addresses set forth above, or to such other address as either may specify to the other by due notice.

6.       Entire Agreement.

         This instrument contains the entire agreement and understanding between the parties and supersedes all prior agreements. It may be amended, modified or waived only by an agreement, in writing, signed by the party against whom enforcement of any waiver, change, modification,

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amendment or discharge is sought, and not orally. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision.

7.       Headings.

         The headings are for organization, convenience and clarity and shall have no force or effect upon the construction or interpretation hereof.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.




                                               PICK COMMUNICATIONS CORP.



                                               By: /s/ Diego Leiva
                                                  ------------------------------
                                                  Chairman

Agreed to and Accepted:

IDT Corporation


By:    /s/ Jim Courter
       ----------------------
       Name:  Jim Courter
       Title: President






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